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                                                                     Exhibit 1.1

                                10,000,000 SHARES

                           PRICELINE.COM INCORPORATED

                    COMMON STOCK (PAR VALUE $.008 PER SHARE)

                             UNDERWRITING AGREEMENT

March 29, 1999
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                                                                  March 29, 1999

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
BancBoston Robertson Stephens Inc.
Donaldson, Lufkin & Jenrette Securities
   Corporation
c/o Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, New York 10036

Dear Sirs and Mesdames:

      priceline.com Incorporated, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") an aggregate of 10,000,000 shares of its common stock (par value $.008 per share) (the "FIRM SHARES"). Morgan Stanley & Co. Incorporated ("MORGAN STANLEY"), Merrill Lynch, Pierce, Fenner & Smith Incorporated, BancBoston Robertson Stephens Inc., and Donaldson, Lufkin & Jenrette Securities Corporation shall act as representatives (the "REPRESENTATIVES") of the several Underwriters.

      The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,500,000 shares of its common stock (par value $.008 per share) (the "ADDITIONAL SHARES") if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of common stock (par value $.008 per share) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK."

      On                  , 1999, Priceline Travel, Inc. ("PTI") was merged with
and into the Company (the "MERGER") pursuant to the agreement dated as of
                    1999 (the "MERGER AGREEMENT"). Prior to the Merger, PTI held all of the consents, licenses and other authorizations necessary to qualify the Company as a travel agency for purposes of conducting its business. Effective as
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of               , 1999, the Company issued shares of common stock pursuant to a
1.25-for-1 share split of its common stock (the "STOCK SPLIT").

      The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended or supplemented at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

      Morgan Stanley has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriters" (the "DIRECTED SHARE PROGRAM"). The Shares to be sold by Morgan Stanley pursuant to the Directed Share Program are hereinafter referred to as the "DIRECTED SHARES". Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

      1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of the Underwriters that:

            (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

            (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and


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      regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

            (c) The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

            (d) The Company has no subsidiaries and does not otherwise own or control, directly or indirectly, any corporation, association or other entity.

            (e) This Agreement has been duly authorized, executed and delivered by the Company.

            (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

            (g) The shares of common stock of the Company outstanding prior to the issuance of the Shares (including the shares issued pursuant to the Stock Split) have been duly authorized and are validly issued, fully paid and non-assessable.

            (h) The shares of common stock of the Company to be issued upon the conversion of the Series A Convertible Preferred Stock, par value $.01 per share, and the Series B Convertible Preferred Stock, par value $.01 per share, (collectively, the "Convertible Preferred Stock") have been duly authorized and, when issued and delivered pursuant to the terms of the applicable certificates of designation, will be validly issued, fully paid and non-assessable and the issuance of such shares will not be subject to any preemptive or similar rights.


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            (i) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of such Shares will not be subject to any preemptive or similar rights.

            (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law; (ii) the certificate of incorporation or by-laws of the Company; (iii) any agreement or other instrument binding upon the Company that is material to the Company or
      (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except where, in the case of
      (i), (iii) and (iv), such contravention would not, singly or in the aggregate, have a material adverse effect on the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained or made or such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or such consents, approvals, authorizations, orders or qualifications the failure of the Company to obtain would not have a material adverse effect on the Company or the offering of Shares contemplated hereunder.

            (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Merger Agreement did not contravene (i) any provision of applicable law; (ii) the certificate of incorporation or by-laws of the Company; (iii) any agreement or other instrument binding upon the Company that is material to the Company or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except where, in the case of (i), (iii) and (iv), such contravention did not, singly or in the aggregate, have a material adverse effect on the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency was required for the performance by the Company of its obligations under the Merger Agreement, except such as have been obtained or made or such consents, approvals, authorizations, orders or qualifications the failure of the Company to obtain would not have a material adverse effect on the Company or the offering of Shares contemplated hereunder.

            (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the


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      condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

            (m) There are no legal (i) or governmental proceedings pending or to the Company's knowledge threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or (ii) statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

            (n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

            (o) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt (other than in the ordinary course of business) or long-term debt of the Company, except in each case as described in the Prospectus.

            (q) The Company owns no real property and has good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such


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      property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property and buildings by the Company, in each case except as described in the Prospectus.

            (r) Except to the extent described in the Prospectus, the Company owns, possesses, or has an irrevocable right to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, licenses, inventions, trade secrets, technology and know-how (collectively, "INTELLECTUAL PROPERTY RIGHTS") currently employed by it in connection with and material to its business as described in the Prospectus; other than the claims described in the Prospectus, the Company is not aware of any rights of third parties to any such Intellectual Property Rights; in connection with the filing of its patent applications, the Company conducted reasonable investigations of the published literature and patent references relating to the inventions claimed in such applications. There are no enforceable United States or foreign patents known to the Company which the Company believes to be infringed by its present activities or which the Company believes would preclude the pursuit of its business as described in the Prospectus to any material extent; the Company is not aware of any infringement by third parties of any such Intellectual Property Rights which would have a material adverse effect on the Company; except as described in the Prospectus, there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim challenging the validity or scope of the Company's rights in or to any such Intellectual Property Rights; and, except as described in the Prospectus, there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company is infringing or otherwise violating intellectual property rights of others.

            (s) The Company possesses all certificates, licenses, authorizations and permits (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, except such Governmental Licenses the failure of the Company to possess would not, singly or in the aggregate, have a material adverse effect on the Company; the Company has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding,


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      would have a material adverse effect on the Company, except as described in the Prospectus.

            (t) No material labor dispute with the employees of the Company exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent.

            (u) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as it believes are reasonable for the business in which it is engaged and the Company believes it will be able to renew or replace its existing insurance coverage as and when such coverage expires or to obtain similar coverage from financially responsible insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the Company, except as described in the Prospectus.

            (v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (w) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except, in each case, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a material adverse effect on the Company.

            (x) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the


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      Company or to require the Company to include such securities with the
      Shares registered pursuant to the Registration Statement.

            (y) Except as described or referred to in the Registration Statement (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

            (z) The offer and sale of securities of the Company on or prior to the Closing Date (other than the offering of shares pursuant to this Agreement) are exempt from the registration requirements of Section 5 of the Securities Act and are exempt from registration under all applicable securities or Blue Sky laws of the various states.

            (aa) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

            (bb) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program; and no consent, approval, authorization, license, registration or order of, or qualification with, any governmental body or agency, other than those obtained, is required under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

            (cc) The Company has reviewed its operations to the extent and in the manner described in the Prospectus to evaluate the extent to which the business or operations of the Company will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively


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      as in the case of dates or time periods occurring prior to January 1,
      2000); as a result of such review, (i) the Company does not believe, that
      (A) there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Registration Statement or Prospectus which have not been accurately described in the Registration Statement or Prospectus or
      (B) the Year 2000 Problem will have a material adverse effect on the Company.

            (dd) None of the options issued or to be issued pursuant to any of the Company's stock option plans are exercisable until 180 days after the offering, except for options issued to Richard Braddock, Jesse Fink, Tim Brier and [Paul Breitenbach] all of whom have signed lock-up agreements.

            (ee) The Merger has been effected as described in the Prospectus and in accordance with all applicable law. The Merger Agreement has been authorized, executed and delivered by the Company and is a valid and binding agreement enforceable by the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (whether in a proceeding at law or in equity).

            (ff) There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock.

      2. AGREEMENTS TO SELL AND PURCHASE. Upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth in Schedule I hereto opposite its name at a purchase price of U.S.$_____ a share ("PURCHASE PRICE").

      On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time option to purchase, severally and not jointly, up to 1,500,000 Additional Shares at the Purchase Price. If the Representatives, on behalf of the Underwriters, elect to exercise such option, the Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be


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purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

      The Company hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) file a registration statement relating to an offering of shares of Common Stock (other than a registration statement on Form S-8 covering shares of Common Stock subject to options under the Company's 1997 Omnibus Plan or 1999 Omnibus Plan); (ii) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (ii) or (iii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder; (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof; (C) grants of options to officers, employees or consultants of the Company in the ordinary course of business, provided that such options are not exercisable (except in the case of a change of control or similar event) prior to the end of such 180 day period;
(D) the issuance by the Company of restricted stock awards under existing employee benefit plans, provided the recipients of such stock agree to be bound by the above terms; (E) the issuance of performance warrants (or shares of capital stock on exercise of such warrants) to suppliers or other entities providing products or services to the Company in connection with entering into certain supply, adaptive marketing or other similar arrangements, provided that the recipient of such warrants or shares agrees to be bound by the above terms or (F) the filing of a Rule 462 Registration Statement.

      3. TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $_____ a share (the


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"PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $____ a share, to any Underwriter or to certain other dealers.

      4. PAYMENT AND DELIVERY. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several
Underwriters at 10:00 a.m., New York City time, on       , 1999 or at such other
time on the same or such other date, not later than         , 1999 as shall be
designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

      Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in
Section 2 or at such other time on the same or on such other date, in any event
not later than          , 1999, as shall be designated in writing by the
Representatives. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

      Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

      5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligation of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:00 p.m. (New York City time) on the date hereof.

      The several obligations of the Underwriters are subject to the following further conditions:


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            (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

            (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by Paul E. Francis, the Chief Financial Officer of the Company to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has in all material respects complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.


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            The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

            (c) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special outside counsel for the Company, dated the Closing Date, to the effect set forth in Annex I hereto.

            (d) The Underwriters shall have received on the Closing Date the opinion of Melissa Taub, general counsel for the Company, dated the Closing Date, to the effect set forth in Annex II hereto.

            (e) The Underwriters shall have received on the Closing Date the opinion of Jeffrey L. Brandt, intellectual property and licensing counsel for the Company dated the Closing Date, to the effect set forth in Annex III hereto.

            (f) The Underwriters shall have received on the Closing Date the opinion of outside patent counsel for the Company, dated the Closing Date, to the effect set forth in Annex IV hereto.

            The opinions of counsel described in Sections 5(c), 5(d), 5(e) and 5(f) above shall be rendered to the Underwriters at the request of the Company.


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            (g) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

            (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

            (i) The "lock-up" agreements, each substantially in the form of Exhibit A or Exhibit B hereto, as applicable, or as previously agreed between you and certain securityholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

            (j) The NASDAQ National Market shall have approved the Common Stock for quotation, subject only to official notice of issuance.

      The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

      6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

            (a) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 3:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
      Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

            (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

            (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

            (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

            (e) To make generally available to the Company's security holders and to you as soon as reasonably practicable an earning statement covering the twelve-month period ending March 31, 2000 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

            (f) To place stop transfer orders on any Directed Shares that have been sold to Participants subject to the three month restriction on sale, transfer, assignment, pledge or hypothecation imposed by NASD Regulation, Inc. under its Interpretative Material 2110-1 on free-riding and withholding to the extent necessary to ensure compliance with the three month restrictions.

            (g) To comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

            (h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid the following expenses incident to the performance of the Company's obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum not to exceed $5,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD Regulation, Inc. not to exceed $30,000, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the quotation of the Shares on the NASDAQ National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and the cost of any aircraft chartered in connection with the road show, (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and all reasonable fees and disbursements of the counsel for the Underwriters in connection with offers and sales outside of the United States, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, and
      (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as specifically provided in this Section, Sections 7 and 8, and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

      7. INDEMNITY AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented, as applicable), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented, as applicable) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

      (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

      (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred upon receipt of reasonably detailed invoices thereof. Such firm shall be designated in writing by Morgan Stanley in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

      (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

      8. DIRECTED SHARE PROGRAM INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act ("Morgan Stanley Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

     (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 8(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

     (c) To the extent the indemnification provided for in Section 8(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 8(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      (d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Morgan Stanley Entity shall be required to contribute any amount under this Section 8 in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      (e) The indemnity and contribution provisions contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

      9. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, either the New York Stock Exchange, the American Stock Exchange or the NASD, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

      10. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of

Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

      11. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

      13. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                              Very truly yours,

                              priceline.com Incorporated


                              By:
                                 ----------------------------------
                                 Name:
                                 Title:

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce Fenner & Smith Incorporated
BancBoston Robertson Stephens Inc.
Donaldson, Lufkin & Jenrette Securities
    Corporation

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By: Morgan Stanley & Co. Incorporated


By:
    ------------------------------------------------
    Name:
    Title:

                                                                      SCHEDULE I

                                U.S. UNDERWRITERS

                 UNDERWRITER                 NUMBER OF FIRM SHARES
                                                TO BE PURCHASED
Morgan Stanley & Co. Incorporated.........

Merrill Lynch, Pierce Fenner & Smith
               Incorporated...............

BancBoston Robertson Stephens Inc. .......

Donaldson, Lufkin & Jenrette Securities
Corporation...............................

      Total Firm Shares...................        10,000,000
                                                  ==========

                                                                       EXHIBIT A

                            [FORM OF LOCK-UP LETTER]

                                              ____________, 1999

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
BancBoston Robertson Stephens Inc.
Donaldson, Lufkin & Jenrette Securities
   Corporation
c/o Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, New York 10036

Morgan Stanley & Co. International Limited
Merrill Lynch International
BancBoston Robertson Stephens Inc.
Donaldson, Lufkin & Jenrette International
c/o Morgan Stanley & Co. International Limited
   25 Cabot Square
   Canary Wharf
   London E14 4QA
   England

Dear Sirs and Mesdames:

      The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with priceline.com Incorporated, a Delaware corporation (the "COMPANY") providing for the public offering (the "PUBLIC OFFERING") by the several underwriters, including Morgan Stanley and MSIL (the "UNDERWRITERS") of shares (the "SHARES") of the Common Stock (par value $.01 per share) of the Company (the "COMMON STOCK").

      To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

      The foregoing provisions shall not apply to the sale or other transfer of shares of Common Stock by the undersigned to any associate (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934) of the undersigned; PROVIDED THAT, prior to any such sale or other transfer of shares of Common Stock, any such associated transferee agrees in writing to the restrictions on transfer set forth herein.

      Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. In the event that the Public Offering shall not have been consummated on or before May 15, 1999, this Lock-Up Agreement shall be of no further force or effect.

                                            Very truly yours,


                                            -----------------------------------
                                            Name


                                            -----------------------------------
                                            Address

                                                                       EXHIBIT B

[FORM OF LOCK-UP LETTER FOR OFFICERS, DIRECTORS AND GREATER THAN 5% SECURITY HOLDERS]

                                                 ____________, 1999

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
BancBoston Robertson Stephens Inc.
Donaldson, Lufkin & Jenrette Securities
   Corporation
c/o Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, New York 10036

Morgan Stanley & Co. International Limited
Merrill Lynch International
BancBoston Robertson Stephens Inc.
Donaldson, Lufkin & Jenrette International
c/o Morgan Stanley & Co. International Limited
   25 Cabot Square
   Canary Wharf
   London E14 4QA
   England

Dear Sirs and Mesdames:

      The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with priceline.com Incorporated, a Delaware corporation (the "COMPANY") providing for the public offering (the "PUBLIC OFFERING") by the several underwriters, including Morgan Stanley and MSIL (the "UNDERWRITERS") of shares (the "SHARES") of the Common Stock (par value $.01 per share) of the Company (the "COMMON STOCK").

      To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public

Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

      Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. In the event that the Public Offering shall not have been consummated on or before May 15, 1999, this Lock-Up Agreement shall be of no further force or effect.

                                            Very truly yours,


                                            -----------------------------------
                                            Name


                                            -----------------------------------
                                            Address

                                                                         Annex I

                        Opinion of Skadden, Arps, Slate,
                               Meagher & Flom LLP

                                             _____________ __, 1999



MORGAN STANLEY & CO. INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BANCBOSTON ROBERTSON STEPHENS INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
  As Representatives of the
several Underwriters
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

         Re:      priceline.com Incorporated
                  Initial Public Offering of Common
                  Stock, par value $.008 per share
                  ---------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to priceline.com Incorporated, a Delaware corporation (the "Company"), relating to the sale by the Company to the several underwriters (the "Underwriters") named in Schedule I to the Underwriting Agreement dated March __, 1999 (the "Underwriting Agreement") of ___________ shares (the "Shares") of the Company's common stock, par value $.008 per share ("Common Stock").

                  This opinion is being furnished pursuant to Section 5(c) of the Underwriting Agreement.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-69657) relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") on December 23, 1998 under the Securities Act of 1933, as amended, (the "Act"), Amendment No. 1 thereto filed with the Commission on February 16, 1999, Amendment No. 2 thereto filed with the Commission on March 18, 1999 and Amendment No. 3 thereto filed with the

MORGAN STANLEY & CO. INCORPORATED
________ __, 1999
Page 2


Commission on March __, 1999, including information deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430A of the General Rules and Regulations under the Act (the "Rules and Regulations") (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the final prospectus dated March __, 1999, relating to the Shares in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the "Prospectus"); (iii) a specimen certificate representing the Common Stock; (iv) an executed copy of the Underwriting Agreement; (v) the Certificate of Incorporation of the Company, as currently in effect (the "Certificate of Incorporation"); (vi) the By-laws of the Company, as currently in effect (the "By-laws");(vii) certain resolutions of the Board of Directors of the Company and a Pricing Committee of the Board of Directors of the Company; (viii) those agreements and instruments listed on
Schedule I hereto (the "Applicable Contracts"); and (ix) an officer's certificate, dated the date hereof, a copy of which is attached as Exhibit A hereto. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution

MORGAN STANLEY & CO. INCORPORATED
________ __, 1999
Page 3


and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. In rendering the opinions set forth in paragraph 3 below, we have assumed, with your consent, that the certificates representing the Shares will be manually signed by one of the authorized officers of the Transfer Agent and Registrar for the Common Stock and registered by such Transfer Agent and Registrar and will conform to the specimen thereof examined by us.

                  As used herein, (i) the term "Applicable Laws" means those laws of the State of New York, the State of Delaware and the United States of America that, in each case, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (except for United States, state and foreign securities or Blue Sky laws, anti-fraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.) but without our having made any special investigation regarding any other laws; (ii) the term "Governmental Authorities" means any federal, New York or Delaware executive, legislative, judicial, administrative or regulatory body;
(iii) the term "Applicable Orders" means those judgments, orders or decrees of any Governmental Authorities specifically identified to us by the Company to be applicable to the Company, as identified on Schedule II hereto and (iv) the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration which may have become applicable as a result of your involvement in the transactions contemplated by the Underwriting Agreement or because of your legal or regulatory status or because of any other facts specifically pertaining to you.

MORGAN STANLEY & CO. INCORPORATED
________ __, 1999
Page 4


                  Our opinion set forth in paragraph 1 below as to the existence and good standing of the Company under the laws of the State of Delaware is based solely on our review of a certificate to such effect from the Secretary of State of the State of Delaware.

                  To the extent that any Applicable Contract, by its terms or otherwise, is governed by the laws of any jurisdiction other than the United States, the State of Delaware or the State of New York, our opinion in paragraph 6 is based solely upon our understanding of the plain language of such contract, agreement, instrument or other document and we express no opinion herein with respect to the meaning, interpretation, validity, binding nature or enforceability of any contract, agreement, instrument or other document which by its terms or otherwise is governed by the laws of any jurisdiction other than the United States, the State of Delaware or the State of New York and we do not assume any responsibility with respect to the effect on the opinions set forth herein of any interpretation thereof inconsistent with such understanding.

                  Members of our firm are admitted to the bar in the State of New York and the State of Delaware and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein.

                  Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                  1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

                  2. The Company has the corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

MORGAN STANLEY & CO. INCORPORATED
________ __, 1999
Page 5


                  3. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                  4. The Shares have been duly authorized by the Company and, when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock; and the issuance of the Shares will not be subject to any preemptive or similar rights arising under the Certificate of Incorporation or the By-laws or the General Corporation Law of the State of Delaware.

                  5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                  6. The execution and delivery of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated thereby will not contravene (i) the Certificate of Incorporation or the By-laws;
(ii) any Applicable Law; (iii) any Applicable Contract; or (iv) any Applicable Order.

                  7. No Governmental Approval is required for the execution and delivery by the Company of the Underwriting Agreement or the issuance and sale of the Shares by the Company pursuant to the Underwriting Agreement, except such as have been obtained and made.

                  8. The statements set forth in the Prospectus under the caption "Description of Capital Stock" and in Item 14 of the Registration Statement, insofar as such statements constitute summaries of legal matters or certain provisions of the documents referred to therein, fairly summarize the matters referred to therein in all material respects.

                  9. The Registration Statement, at the time it became effective, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in

MORGAN STANLEY & CO. INCORPORATED
________ __, 1999
Page 6


all material respects to the requirements of the Act and the Rules and Regulations, except that, in each case, we express no opinion as to the financial statements, schedules and other financial and statistical data included therein or excluded therefrom or the exhibits thereto, and, except to the extent expressly stated in paragraph 8 above, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

                  10. The Company is not and, upon the consummation of the transactions contemplated by the Underwriting Agreement, will not be, an investment company under the Investment Company Act of 1940, as amended.

                  We have been orally advised by the Commission that the Registration Statement was declared effective under the Securities Act at _____ a.m. on March ___, 1999. We have been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                  In addition, we have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent accountants of the Company, your counsel and you at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except to the extent expressly stated in paragraph 8 above), on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary

MORGAN STANLEY & CO. INCORPORATED
________ __, 1999
Page 7


to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, schedules and other financial and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement.

                  This opinion is furnished to you solely for your benefit in connection with the closing under the Underwriting Agreement occurring today and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission.


                                             Very truly yours,

MORGAN STANLEY & CO. INCORPORATED
________ __, 1999
Page 8


                                   SCHEDULE I

                              APPLICABLE CONTRACTS


Amended and Restated Registration Rights Agreement, dated as of December 8, 1998, among priceline.com Incorporated, General Atlantic Partners 48, L.P., GAP Coinvestment Partners, L.P., General Atlantic Partners 50, L.P., and the Stockholders named therein

Stock Purchase Agreement, dated July 31, 1998, by and among priceline.com Incorporated, General Atlantic Partners 48, L.P. and GAP Coinvestment Partners, L.P., as amended on September 18, 1998

Stock Purchase Agreement, dated December 8, 1998, by and between priceline.com Incorporated and the Investors listed on Schedule 2.1 thereto

Airline Participation Agreement, dated April 1998, by and among priceline.com Incorporated, Priceline Travel, Inc. and Trans World Airlines, Inc.

Airline Participation Agreement, dated October 2, 1998, by and among priceline.com Incorporated, Priceline Travel, Inc. and Northwest Airlines, Inc.

Airline Participation Agreement, dated December 31, 1998, by and among priceline.com Incorporated, Priceline Travel, Inc. and America West Airlines

Airline Participation Agreement, dated August 31, 1998, by and among priceline.com Incorporated, Priceline Travel, Inc. and Delta Air Lines, Inc., as amended on January 19, 1999

General Agreement, dated August 31, 1998, by and among priceline.com Incorporated, Priceline Travel, Inc. and Delta Air Lines, Inc., as amended on January 19, 1999

MORGAN STANLEY & CO. INCORPORATED
________ __, 1999
Page 9


Participation Warrant Agreement, dated August 31, 1998, between priceline.com Incorporated and Delta Air Lines, Inc., as amended on December 31, 1998

Participation Warrant Agreement, dated December 31, 1999, between priceline.com Incorporated and Northwest Airlines, Inc.

Participation Warrant Agreement, dated December 31, 1998, between priceline.com Incorporated and America West Airlines, Inc.

Participation Warrant Agreement, dated December 31, 1998, between priceline.com Incorporated and Trans World Airlines, Inc.

Participation Warrant Agreement, dated December 31, 1998, between priceline.com Incorporated and Northwest Airlines, Inc., as amended on February 4, 1999 and March 3, 1999

MORGAN STANLEY & CO. INCORPORATED
________ __, 1999
Page 10


                                   SCHEDULE II

                                APPLICABLE ORDERS


                                      None

                                                                       Exhibit A



                           PRICELINE.COM INCORPORATED

                              OFFICER'S CERTIFICATE

                  I, Paul E. Francis, am Chief Financial Officer of priceline.com Incorporated, a Delaware corporation (the "Company"). I understand that pursuant to Section 5(c) of the Underwriting Agreement dated March __, 1999 (the "Underwriting Agreement") among the Company and the several underwriters (the "Underwriters") named in Schedule I thereto, Skadden, Arps, Slate, Meagher & Flom LLP is rendering an opinion, to be dated March __, 1999 (the "Opinion") to the Underwriters. I further understand that Skadden, Arps, Slate, Meagher & Flom LLP is relying on this officer's certificate and the statements made herein in rendering such opinion.

                  With regard to the foregoing, on behalf of the Company, I certify that:

(i) the Company's sole business is the ownership and operation, of an electronic commerce business, primarily over the Internet; and

(ii) the Company (a) is not engaged and does not propose to engage in the business of issuing face-amount certificates of the installment type, and has not been engaged in such business and does not have any such certificate outstanding, and (b) is not engaged and does not propose to engage in the business of investing, reinvesting, owning, holding or trading in securities, and does not own or propose to acquire investment securities (as defined in Section 3(a) of the Investment Company Act of 1940, as amended) having a value exceeding 40 percent of the value of the Company's total assets (exclusive of government securities and cash items) on an unconsolidated basis.

(iii) there are no Applicable Orders (as such term is defined in the Opinion).

                  IN WITNESS WHEREOF I have executed this certificate in the name and on behalf of priceline.com Incorporated this ____ day of March 1999.



                                             priceline.com Incorporated




                                             By:
                                                --------------------------------
                                                Name:  Paul E. Francis
                                                Title: Chief Financial Officer

                                                                        Annex II

                             Opinion of Melissa Taub

                              Melissa M. Taub, Esq.
              Senior Vice President, General Counsel and Secretary
                           priceline.com Incorporated
                              Five High Ridge Park
                           Stamford, Connecticut 06905


                                             _________________, 1999






MORGAN STANLEY & CO. INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BANCBOSTON ROBERTSTON STEPHENS INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
As Representatives of the
several Underwriters
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

                    Re:  priceline.com Incorporated
                         Initial Public Offering of Common
                         Stock, par value $.008 per share
                         ---------------------------------

Ladies and Gentlemen:

          I am Senior Vice President, General Counsel and Secretary of priceline.com Incorporated, a Delaware corporation (the "Company"), and have acted as general counsel to the Company in relation to the sale by the Company to the several underwriters (the "Underwriters") named in Schedule I to the Underwriting Agreement dated March __, 1999 (the "Underwriting Agreement") of ___ shares (the "Shares") of the Company's common stock, par value $.008 per share the ("Common Stock").

          This opinion is being furnished pursuant to Section 5(d) of the Underwriting Agreement.

          In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-69657) relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") on December 23, 1998 under the Securities Act of 1933, as amended (the "Act"), Amendment No. 1

MORGAN STANLEY & CO. INCORPORATED ET AL.
_________________________________, 1999
Page 2


thereto filed with the Commission on February 16, 1999, Amendment No. 2 thereto filed with the Commission on March 18, 1999 and Amendment No. 3 thereto filed with the Commission on March __, 1999, including information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A of the General Rules and Regulations under the Act (the "Rules and Regulations") (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the final prospectus dated March __, 1999, relating to the Shares in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the "Prospectus"); (iii) a specimen certificate representing the Common Stock; (iv) an executed copy of the Underwriting Agreement; (v) the Certificate of Incorporation of the Company, as currently in effect, (the "Certificate of Incorporation"); (vi) the By-laws of the Company, as currently in effect, (the "By-laws"); (vii) the Certificate of Merger ("Certificate of Merger") dated March 24, 1999, relating to merger of the Company and Priceline Travel, Inc. (the "Merger"); (viii) the Merger Agreement dated March __, 1999 relating to the Merger; (ix) certain resolutions of the Board of Directors of the Company and a Pricing Committee of the Board of Directors of the Company; (x) a certificate of the Chief Executive Officer and Chief Financial Officer of the Company as to the factual matters covered thereby, a copy of which is attached hereto (the "Officers' Certificate") and
(ix) the agreements listed in Exhibit A to the Officer's Certificate (the "Material Contracts"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents

MORGAN STANLEY & CO. INCORPORATED ET AL.
_________________________________, 1999
Page 3


of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and I have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

          As used herein, (i) the term "Applicable Laws" means the General Corporation Law of the State of Delaware and those laws of the State of Connecticut and the United States of America that, in each instance, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (except for United States, state and foreign securities or Blue Sky laws, anti-fraud laws, laws affecting creditors rights generally and the rules and regulations of the National Association of Securities Dealers, Inc.) but without my having made any investigation regarding any other laws; (ii) the term "Governmental Authorities" means any federal or Connecticut executive, legislative, administrative or regulatory body and the Secretary of State of the State of Delaware and (iii) the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be obtained or made by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration which may have become applicable as a result of your involvement in the transactions contemplated by the Underwriting Agreement or because of your legal or regulatory status or because of any other facts specifically pertaining to you.

          In providing the opinions set forth in paragraphs 3, 5 and 6 below, I have made no investigation or search of public docket records of any court, governmental or administrative agency or body, or of any filings, applications or registrations with the United States

MORGAN STANLEY & CO. INCORPORATED ET AL.
_________________________________, 1999
Page 4


Patent and Trademark Office or the United States Copyright Office.

          For the purposes of the opinions set forth in paragraphs 3, 5 and 6, the expression "to my knowledge" is limited to those matters brought to my attention after reasonable inquiry of officers of the Company.

          The opinion set forth in paragraph 7 below is based solely on my examination of a copy of the Certificate of Merger certified by the Secretary of State of the State of Delaware.

          Insofar as the opinion in paragraph 1 below relates to the laws of the State of Ohio or the State of New York, I have relied solely on certificates of due qualification and good standing from the Secretary of State of Ohio and the Secretary of State of New York, respectively.

          I am the Senior Vice President, General Counsel and Secretary of the Company, and have held such position since September 1998. I am admitted to the bar in the State of Connecticut and, except to the extent set forth in the preceding paragraph, I do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware and the laws of the United States of America to the extent referred to specifically herein. In addition, I express no opinion with respect to any intellectual property rights or intellectual property matters of the Company, which are addressed in the opinion of special intellectual property counsel to the Company.

          Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

          1. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be

MORGAN STANLEY & CO. INCORPORATED ET AL.
_________________________________, 1999
Page 5


in good standing could not reasonably be expected to have a material adverse effect on the Company.

          2. The execution and delivery of the Underwriting Agreement and the Merger Agreement by the Company and the consummation by the Company of the transactions contemplated thereby will not contravene (a) any Applicable Law or
(b) to my knowledge, any Material Contract; or (c) to my knowledge, any judgement, order or decree of any court or Governmental Authority, applicable to the Company.

          3. No Governmental Approval is required by the Company for the execution and delivery of the Underwriting Agreement or the Merger Agreement or the consummation of the transactions contemplated therein, except such as have been obtained or made.

          4. The statements in the Prospectus under the captions "Risk Factors-We Face Potential Conflicts of Interest relating to Walker Digital," "Risk Factors-Our Success Depends on Our Ability to Protect Our Intellectual Property Rights-Pending Litigation," "Risk Factors-Regulatory and Legal Uncertainties Could Harm Our Business," "Business-Governmental Regulation," and "Certain Transactions" and the final four paragraphs under the caption "Business-Legal Proceedings," in each case, insofar as such statements constitute summaries of legal matters, legal proceedings or certain provisions of the documents referred to therein, fairly summarize the legal matters, legal proceedings or provisions referred to therein in all material respects.

          5. To my knowledge, except as described in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject, the unfavorable outcome of which could reasonably be expected to have a material adverse effect on the Company.

          6. To my knowledge, there are no statutes or regulations applicable to the Company or its properties

MORGAN STANLEY & CO. INCORPORATED ET AL.
_________________________________, 1999
Page 6


or material contracts or documents to which the Company is party, that, in either case, are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement, but are not described or filed as required.

          7. The Merger became effective on the filing of the Certificate of Merger with the Secretary of State of the State of Delaware on March 24, 1999.

          8. The shares of Common Stock outstanding immediately prior to issuance of the Shares (including the shares of Common Stock issued on conversion of the convertible preferred stock, par value $0.01, of the Company) have been duly authorized and are validly issued, fully paid and non-assessable.

          This opinion is given as of the date hereof, and I assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may come to my attention or any change in the law that may occur or become effective after the time of delivery hereof. This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein or of any transaction or obligation.

          This opinion is furnished to you solely for your benefit in connection with the closing under the Underwriting Agreement occurring today and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without my express written permission.

                                             Very truly yours,



                                             Melissa M. Taub

                                                                       Annex III

                            Opinion of Jeffrey Brandt

                             Jeffrey L. Brandt, Esq.
     Senior Vice President and Counsel, Intellectual Property and Licensing
                           priceline.com Incorporated
                              Five High Ridge Park
                           Stamford, Connecticut 06905


                                             _________________, 1999






MORGAN STANLEY & CO. INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BANCBOSTON ROBERTSTON STEPHENS INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
As Representatives of the
several U.S. Underwriters
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

               Re:  priceline.com Incorporated
                    Initial Public Offering of Common
                    Stock, par value $.008 per share
                    ---------------------------------

Ladies and Gentlemen:

          I am Senior Vice President and Counsel, Intellectual Property and Licensing of priceline.com Incorporated, a Delaware corporation (the "Company"), and have acted as intellectual property and licensing counsel to the Company in relation to the sale by the Company to the several underwriters (the "Underwriters") named in Schedule I to the Underwriting Agreement dated March __, 1999 (the "Underwriting Agreement") of ___ shares (the "Shares") of the Company's common stock, par value $.008 per share the ("Common Stock").

      This opinion is being furnished pursuant to Section 5(e) of the Underwriting Agreement.

          In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-69657) relating to the

MORGAN STANLEY & CO. INCORPORATED ET AL.
March __, 1999
Page 2


Shares, filed with the Securities and Exchange Commission (the "Commission") on December 23, 1998 under the Securities Act of 1933, as amended (the "Act"), Amendment No. 1 thereto filed with the Commission on February 16, 1999, Amendment No. 2 thereto filed with the Commission on March 18, 1999 and Amendment No. 3 thereto filed with the Commission on March ___, 1999 including information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A of the General Rules and Regulations under the Act (the "Rules and Regulations") (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the final prospectus dated March __, 1999, relating to the Shares in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the "Prospectus") and (iii) certain documents purporting to assign the rights to United States patents No. 5,794,207 and No. 5,797,127 (collectively, the "Patents") to Walker Digital and/or the Company . I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and I have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

MORGAN STANLEY & CO. INCORPORATED ET AL.
March __, 1999
Page 3


          In providing the opinions set forth in paragraphs 2, 3 and 4 below, I have made no investigation or search of public docket records of any court, governmental or administrative agency or body, or of any filings, applications or registrations with the United States Patent and Trademark Office or the United States Copyright Office.

          For the purposes of the opinions set forth in paragraphs 2, 3 and 4 below, the expression "to my knowledge" and the reference to "knowlege" is limited to those matters brought to my attention after my making reasonable inquiry of officers of the Company.

          For the purposes of the opinion set forth in paragraph 4 below, the term "Liens" means all presently asserted liens or other encumbrances.

          I have held the position of Senior Vice President and Counsel, Intellectual Property and Licensing of the Company since August, 1998. I am admitted to the bar in the State of Maryland and am registered to practice before the US Patent and Trademark Office as a Patent Attorney, Registration No. 31,490. I do not express any opinion as to the laws of any jurisdiction other than the laws of the United States of America to the extent referred to specifically herein.

          Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

          1. The statements in the Prospectus under the caption "Risk Factors-Our Success Depends on Our Ability to Protect Our Intellectual Property Rights," (other than statements under the subheading "Pending Litigation") and "Business-Intellectual Property and Proprietary Rights," and in the first three paragraphs under the caption "Business-Legal Proceedings," in each case, insofar as such statements constitute summaries of legal matters, legal proceedings or certain provisions of the documents referred to therein, fairly summarize the matters referred to therein in all material respects.

MORGAN STANLEY & CO. INCORPORATED ET AL.
March __, 1999
Page 4


          2. To my knowledge, there are currently no pending or threatened claims of infringement of any material patent, trademark, service mark or copyright or of misappropriation of trade secrets, necessary for the Company to conduct the business currently conducted by it, the unfavorable outcome of which could reasonably be expected to have a material adverse effect on the Company and that are required to be described in the Registration Statement or the Prospectus but are not described as required.

          3. Except as described in the Prospectus, I have no knowledge that the Company will be unable to continue to operate under any current license of a patent, trademark, service mark, copyright or trade secret, which license is necessary for the Company to conduct the business currently conducted by it.

          4. To my knowledge, the Company owns the Patents, free and clear of all Liens, other than those that may arise from matters disclosed in the Prospectus.

          This opinion is furnished to you solely for your benefit in connection with the closing under the Underwriting Agreement occurring today and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without my express written permission.


                                             Very truly yours,



                                             Jeffrey L. Brandt

                                                                        Annex IV

                        Opinion of Outside Patent Counsel


          We have been asked by priceline.com ("Priceline") to comment on certain statements made in the Prospectus under the captions "Risk Factors - Our Success Depends on Our Ability to Protect Our Intellectual Property" (specifically, the subsections entitled "Patents", "Pending Interference Action", and "Trademarks, Copyrights, and Trade Secrets") and "Business - Legal Proceedings" (the first three paragraphs related to the potential Woolston interference matter), a copy of which is attached.

          As you know, the only potentially relevant analysis performed by our Firm was to review the above-identified Woolston application for the sole purpose of considering whether or not the interference requested by Thomas Woolston with the Priceline '207 patent could be declared and ultimately concluded adversely to Priceline. We did not consider such other issues as the possible existence of claims (including patent infringement claims) that might be asserted against Priceline, the validity, enforceability, scope or title to any patents or patent applications filed by Priceline, etc. Nevertheless, based on our limited analysis of the above-identified Woolston application for the specific purpose noted, we are not currently aware of any error in the aforementioned sections and, on that basis, they appear to be fair and accurate. However, because of the limited nature of our analysis, we cannot, of course, opine on the absolute accuracy or completeness of these sections.

          We have been asked by priceline.com ("Priceline") to relay to you the conclusion we reached with regard to a request filed in the United States Patent and Trademark Office ("PTO") by Thomas Woolston for the declaration of an interference between a patent application filed by Woolston and Priceline's U.S. patent No. 5,794,207.

          Based on the materials we reviewed, we have concluded that there is no substantial basis for the interference requested by Woolston to be declared and ultimately concluded adversely to Priceline. Of course, we cannot guarantee that a PTO examiner will not declare the interference requested by Woolston or that, if declared, the interference will not ultimately be concluded adversely to Priceline.

                           CROSS-REFERENCE TARGET LIST

          NOTE: DUE TO THE NUMBER OF TARGETS SOME TARGET NAMES MAY NOT
                      APPEAR IN THE TARGET PULL-DOWN LIST.
     (This list is for the use of the wordprocessor only, is not a part of this document and may be discarded.)

ARTICLE/SECTION                     TARGET NAME
===============================================

1...........................represents warrants
1(a)..................................regst.eff
1(b)............................regstmnt untrue
1(c)..............................valid company
1(d)...................................agt auth
1(f).........................auth capital stock
1(g)..........................outstanding stock
1(i)................................shares auth
1(j)..........................co applicable law
1(l).............................adverse change
1(m).........................no pending proceed
1(n).............................prosp complies
1(o).........................co. not investment
1(w)................................co. and sub
1(w)(i)..............................compliance
1(w)(ii)............................all permits
1(w)(iii)..............all terms and conditions
1(x)...............................no contracts

2.........................agt to sell and purch

3..............................public off terms

4..........................payment and delivery

5........................obligations underwrtrs
5(a)........................subsequent to execu
5(b).......................cert of exec officer
5(c)............................counsel opinion
13(a)(i)..........................company valid
13(a)(v)..............................agt execu
13(a)(ii)....................capital stock auth
13(a)(iii)....................stock outstanding
13(a)(iv)...........................auth shares
13(a)(v)..............................agt execu
13(a)(vi).................contra applicable law
13(a)(vii)...........................statements
13(a)(vii)(A)........................prospectus
13(a)(vii)(B).....................reg statement
13(a)(viii).........................due inquiry
13(a)(ix).....................not investment co
13(a)(xii).........................such counsel
13(a)(xii)(A)..................regstmnt opinion
13(a)(xii)(B)......................believe that
13(a)(xii)(C)......................no reason to
?...................................dpw opinion
5(h).........................underwrtr received
5(i)....................................lock-up

6..................................co covenants
6(a)..........................furnish signed cc
6(b)............................cc before amend
6(c)............................after pub offer
6(d)........................endeavor to qualify
6(e).............................make available
6(g)...............................not to offer

7.............................indem and contrib
7(a)..........................company indemnify
7(b)........................underwrtr indemnify
7(c)............................promptly notify
7(d)............................each contribute
7(d)(i)..............................proportion
7(e)..........................just or equitable
7(f)...........................remain operative

8...........................directed.share.prog
8(a)...........................directed.share.a
8(c)...........................directed.share.c
8(c)(i)......................directed.share.c.i

9...................................termination
9(a)............................after execution
9(a)(i).......................trading generally
9(a)(ii).....................trading securities
9(a)(iii)............................moratorium
9(a)(iv)...............................outbreak

10...........................default underwrtrs

11.................................counterparts

12...............................applicable law

13.....................................headings